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                                                                    EXHIBIT 21.1


                            BUFFALO WILD WINGS, INC.
                              LIST OF SUBSIDIARIES


       Name                                            State of Incorporation
       ----                                            ----------------------

       Blazin Wings, Inc.                              Minnesota

       Real Wing, Inc.                                 Kansas

       Buffalo Wild Wings International, Inc.          Ohio

       Tender Wings, Inc.*                             Minnesota

       Texas Big Wings, Inc.*                          Texas


       * A subsidiary of Blazin Wings, Inc.